Exhibit 99.2

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

(847) 908-1605

jsinger@sagentpharma.com

SAGENT PHARMACEUTICALS ANNOUNCES AGREEMENT TO ACQUIRE REMAINING 50% INTEREST IN CHINESE MANUFACTURING JOINT VENTURE

SCHAUMBURG, Ill., May 6, 2013 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader of specialty pharmaceutical products with an emphasis on the injectable market, today announced an agreement to acquire the 50% interest of its joint venture partner, Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd. formerly Chengdu Kanghong Technology (Group) Co. Ltd. (“Kanghong”), in the Kanghong Sagent (Chengdu) Pharmaceutical Corporation Limited (“KSCP”) joint venture, for $25 million, payable in installments through September 2015. Upon completion of the acquisition, KSCP will become a wholly-owned subsidiary of Sagent.

“We originally formed our joint venture in 2006 to construct and operate an FDA and current Good Manufacturing Practices compliant, sterile manufacturing facility in Chengdu, China,” said Jeffrey M. Yordon, chief executive officer and chairman of the board of Sagent. “Our partnership with Kanghong was instrumental in helping us navigate the construction and start-up of this facility, which provided us with dedicated manufacturing capacity utilizing state-of-the-art isolator technology for aseptic filling. Over the last couple of years, however, our business model has evolved and we recognized that having full control of the facility better serves Sagent’s long-term strategic goals, including a strategy of additional investment in product development and capacity expansion. The facility was inspected by the FDA in 2012 and has been deemed acceptable for product approvals, which we expect in 2013. We are confident that this is an opportune time for Sagent to invest further in the facility to attain full control.”

The acquisition is subject to customary closing conditions, including approval by The Chengdu Hi-Tech Industrial Development Zone Bureau of Investment Services. Sagent anticipates closing the transaction over the next several months.

Upon completion of the acquisition, KSCP’s assets and liabilities, as well as its financial results, will be reported on a consolidated basis with Sagent, rather than using the equity method of accounting to report Sagent’s share of KSCP’s net income or net loss all in accordance with US GAAP. Sagent currently anticipates the income statement consolidation will result in an incremental annual cost of $6 to $8 million through 2015.

Conference Call

The company will discuss the transaction in conjunction with their first quarter results on a conference call to be hosted on May 6, 2013 beginning at 9:00 a.m. Eastern Daylight Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 43662748.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectable products. Sagent has created a unique, global network of resources, comprised of rapid development capabilities, sophisticated manufacturing and innovative drug-delivery technologies, quickly yielding an extensive portfolio of pharmaceutical products that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2013 guidance and the incremental annual cost from income statement consolidation of KSCP, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and FDA approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to consummate the pending acquisition of our joint venture partner’s interest in our KSCP joint venture in China; our ability to realize the expected benefits from our investment in KSCP; the potential that we may be required to make additional capital investments in KSCP to continue its operations; and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s most recent annual report on Form 10-K. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.